Exhibit 10(k)


                         COLLATERAL ASSIGNMENT OF LEASE


         FOR VALUE RECEIVED, THE UNDERSIGNED Assignor assigns, transfers and sets over to the Assignee, KIDDIE ACADEMY FRANCHISING SYSTEMS, INC., a Maryland corporation, all of the Assignor's right, title and interest as tenant in, to and under the lease, a copy of which is attached (the "Lease"), for the premises known as
                     .

         This Assignment is for collateral purposes only and except as specified here, the Assignee will have no liability or obligation of any kind whatsoever arising from or in connection with this Assignment, or from or in connection with the Lease, unless (i) the Assignee takes possession of the premises subject to the Lease pursuant to the terms of this Assignment, and (ii) the Assignee assumes the obligations of the Assignor under the Lease. The Assignor agrees to indemnify and hold harmless the Assignee from and against all claims and demands of any type, kind or nature made by any third party which arise out of or are in any manner connected with the Assignor's use and occupancy of the premises subject to the Lease.

         The Assignor represents and warrants to the Assignee that it has full power and authority to assign the Lease and its interest in the Lease.

         If the Assignor defaults under the Lease or under the Franchise Agreement between the Assignee and the Assignor for a Kiddie Academy Center located at the leased premises (the "Franchise Agreement"), the Assignee will have the right and is empowered to take possession of the premises subject to the Lease, expel the Assignor from those premises, and in that event, the Assignor will have no further right, title or interest in the Lease. The Assignor will reimburse the Assignee for the costs and expenses incurred in connection with any such retaking, including but not limited to the payment of any back rent and other payments due under the Lease (whether the payments are made by a separate agreement with the lessor or otherwise), attorney's fees and expenses of litigation incurred in enforcing this Collateral Assignment of Lease, costs incurred in reletting the premises, and costs incurred for putting the premises in good working order and repair.

         The Assignor agrees that it will not suffer or permit any surrender, termination, amendment or modification of the Lease without the prior written consent of the Assignee. Throughout the term of the Franchise Agreement and any renewals of that Agreement, the Assignor agrees that it will elect and exercise all options to extend the term of or renew the Lease not less than thirty (30) days prior to the last day that the option must be exercised, unless the Assignee otherwise agrees in writing. Upon the failure of the Assignor to so elect to extend or renew the Lease, the Assignor appoints the Assignee as its true and lawful attorney-in-fact to exercise that extension or renewal option in the name, place and stead of the Assignor, for the sole


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purpose of effecting the extension or renewal.





Dated:                                        ASSIGNOR:                 (SEAL)
      -------------------                              -----------------

                                              By:
                                                  ----------------------

                                              Its:
                                                  ----------------------




SIGNED AND SEALED this
day of                  , 19   .




-----------------------------
Notary Public